Exhibit 99.1

Contacts:	Peter J. Johnson, President and CEO
(406) 457-4006
Laura F. Clark, EVP and CFO
	(406) 457-4007	NEWS RELEASE

Eagle Bancorp Montana, Inc. to Acquire First Community Bancorp, Inc.

Helena, Montana – October 1, 2021 – Eagle Bancorp Montana, Inc. (NASDAQ: EBMT), (the “Company,” or “Eagle”), the holding company of Opportunity Bank of Montana, today announced that it has reached an agreement to acquire First Community Bancorp, Inc., and its subsidiary, First Community Bank (“First Community”). The transaction is Eagle’s fourth announced acquisition of a Montana-based bank since 2017, and its largest transaction to date. Headquartered in Glasgow, Montana, First Community is the largest bank headquartered in Northeast Montana with $374 million in total assets. First Community currently operates nine branches and two mortgage LPOs, including commercial-focused branches in Helena and Three Forks (Gallatin County). The acquisition will further solidify Eagle’s position as the fourth largest Montana-based bank with over $1.7 billion in pro forma assets and add $307 million in deposits and $220 million in gross loans, based on June 30, 2021 information. Upon completion of the acquisition, Opportunity Bank of Montana will have 32 retail branches in key commercial and ag markets across Montana.

The board of directors for both companies unanimously approved the transaction, which is subject to the approvals of bank regulatory agencies, the shareholders of First Community, and Eagle, and other customary closing conditions.

“We are thrilled to welcome First Community, and its employees to the Eagle team,” stated Peter J. Johnson, President and CEO of Eagle. “First Community is an experienced agriculture and commercial lender with a 130-year operating history in Montana and deep roots in the communities it serves. This transaction expands our presence across the state of Montana and builds on our reputation as an experienced and preferred agricultural lender across the state. The combination of our two companies is a complementary fit with our banking culture and provides the ability to create revenue and cost synergies while offering First Community Bank customers broader product offerings, increased lending limits, and an expanded branch delivery system that stretches throughout the state of Montana. I am also pleased to announce that at the closing of the transaction, Sam Waters, the Chairman and President of First Community, will join the boards of Eagle and Opportunity Bank of Montana, and that Kris Simensen, the CEO of First Community Bank, will serve as our Northeast Montana Regional Market President.”

“Being able to partner with a strong community bank that is focused on providing great customer service and has a deep commitment to the communities where it operates, is a great opportunity for us,” said Kris Simensen, CEO of First Community Bank.

Under the terms of the definitive agreement signed by the parties, First Community shareholders will receive 37.7492 shares of Eagle common stock and $276.32 in cash for each share of First Community common stock. In aggregate, First Community shareholders will receive 1,396,721 shares of Eagle common stock and $10.2 million in cash, for a total transaction value of approximately $41.3 million, based on the Eagle common stock closing price of $22.25 on September 27, 2021. In addition, First Community shareholders shall be entitled to a special dividend at closing equal to the amount tangible common shareholders' equity exceeds $29.5 million, subject to certain conditions.

The deal is expected to close during the fourth quarter of 2021. Eagle was represented by Nixon Peabody LLP as legal advisor and D.A. Davidson & Co. as financial advisor and First Community was represented by Ballard Spahr LLP as legal advisor and ProBank Austin as financial advisor.

EBMT Press Release

October 1, 2021

Investor Conference Call and Supplementary Information

Management will host a conference call regarding this announcement on Friday, October 1 at 9:00 a.m. MDT (11:00 a.m. EDT). Investment professionals are invited to dial (844) 200-6205, using access code 037122 to participate in the call. A replay will be available for one week at (866) 813-9403 using access code 038409. A slide presentation to accompany management's commentary may be accessed from Eagle Bancorp Montana, Inc.'s Form 8-K filing with the SEC or at www.opportunitybank.com.

About the Company

Eagle Bancorp Montana, Inc. is a bank holding company headquartered in Helena, Montana, and is the holding company of Opportunity Bank of Montana, a community bank established in 1922 that serves consumers and small businesses in Montana through 23 banking offices. Additional information is available on the Bank’s website at www.opportunitybank.com. The shares of Eagle Bancorp Montana, Inc. are traded on the Nasdaq Global Market under the symbol “EBMT.”

Important Additional Information and Where to Find It; Participants in the Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Eagle will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a joint proxy statement of Eagle and First Community and a prospectus of Eagle, and Eagle will file other documents with respect to the proposed merger. A definitive joint proxy statement/prospectus will be mailed to shareholders of Eagle and First Community in advance of their respective shareholder meetings. Before making any voting decisions, investors and security holders of Eagle and First Community are urged to read the joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available), and other documents filed with the SEC by Eagle through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with or furnished to the SEC by Eagle will be available free of charge on Eagle’s internet website at www.opportunitybank.com, or by contacting Eagle. The contents of the Eagle website is not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Eagle, First Community, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Eagle is set forth in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 10, 2021 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

EBMT Press Release

October 1, 2021

Safe Harbor Statement

Certain statements contained in this press release that are not statements of historical fact are forward-looking statements. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may”, “would”, “could”, “will”, “expect”, “anticipate”, “project”, “believe”, “intend”, “plan” and “estimate”, as well as similar words and expressions. These forward-looking statements include statements related to our projected growth, statements related to the expected timing, completion and other effects of the proposed Eagle and First Community transaction, and our anticipated future financial performance. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict.

These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following:

●	the inability to obtain the requisite regulatory and shareholder approvals for the proposed Eagle and First Community transaction and meet other closing terms and conditions;

●	the occurrence of any event, change or other circumstances that could give rise to the rights of one or both of the parties to terminate the merger agreement between Eagle and First Community;

●	the reaction to the anticipated merger of all the banks’ customers, employees and counter-parties or difficulties related to the transition of services;

●	the timing to consummate the proposed merger;

●	the risk that a condition to closing of the proposed merger may not be satisfied;

●	the diversion of management time on issues related to the proposed merger;

●	the difficulties and risks inherent with entering new markets;

●

general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a continued deterioration in credit quality, a further reduction in demand for credit and a further decline in real estate values;

●	our ability to raise additional capital may be impaired if markets are disrupted or become more volatile;

●	costs or difficulties related to the integration of the banks we may acquire may be greater than expected;

●	restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals;

●	governmental monetary and fiscal policies as well as legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us;

●	competitive pressures among depository and other financial institutions may increase significantly;

●	changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired;

●	other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can;

●	our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry;

●	adverse changes may occur in the bond and equity markets;

●	war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets;

●	economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and

●	we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

EBMT Press Release

October 1, 2021

You should not place undue reliance on the forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on form 10-K for the year ended December 31, 2020, and otherwise in our SEC reports and filings, for a description of some of the important factors that may affect actual outcomes.

Note: Transmitted on Globe Newswire on October 1, 2021 at 7:00 a.m. MT.